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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (Form N-1A)(No. 2-99266) of Voyageur Intermediate Tax Free Funds (comprised of Delaware Tax-Free Minnesota Intermediate Fund) of our report dated October 3, 2003, included in the 2003 Annual Report to shareholders.

                                                     ERNST & YOUNG LLP


Philadelphia, Pennsylvania
October 28, 2003